UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.)

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

    OTIX GLOBAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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4246 South Riverboat Road

Salt Lake City, Utah 84123

Phone: (801) 312-1700

April 2, 2010

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders to be held at the Company’s headquarters located at 4246 South Riverboat Road, Salt Lake City, Utah 84123, on Thursday, May 6, 2010 at 9:00 a.m. MDT.

The accompanying Proxy Statement describes the business to be transacted at the Annual Meeting. It is important that your shares be represented whether or not you personally attend the Annual Meeting. Regardless of the number of shares you own, your vote is important to us. In order to ensure that you will be represented, we ask you to please vote by telephone or sign, date and return the enclosed proxy card or voting instruction card promptly. This will not limit your right to vote in person or to attend the Annual Meeting.

On March 12, 2010, the Company implemented a reverse stock split at a 1-for-5 ratio, which will become effective on or about March 29, 2010. The reverse stock split is taking place concurrently with the mailing of the accompanying Proxy Statement and will be completed prior to your voting. Therefore, all information contained in the Proxy Statement reflects the impact of the reverse stock split and your voting shares will also reflect the reverse stock split. Specific information concerning the reverse stock split is contained throughout the Proxy Statement.

We also plan to review the status of our business at the Annual Meeting. We look forward to seeing you.

Sincerely,

Samuel L. Westover
Chairman and Chief Executive Officer

4246 South Riverboat Road

Salt Lake City, Utah 84123

(801) 312-1700

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DATE/TIME:	9:00 a.m. MDT on Thursday, May 6, 2010

PLACE:	Otix Global, Inc. 4246 South Riverboat Road Salt Lake City, Utah 84123

ITEMS OF BUSINESS:	1. To elect two (2) directors for a three-year term;
2. To ratify the appointment of PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) as our independent registered public accounting firm for the fiscal year ending December 31, 2010; and
3. To take action on any other business that may properly be considered at the Annual Meeting or any adjournments thereof.

ADJOURNMENTS:	Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned.

VOTING:	If you cannot attend the Annual Meeting, you may vote your shares by telephone or by completing and promptly returning the enclosed proxy card in the envelope provided. Telephone voting procedures are described in the Proxy Statement accompanying this notice, as well as on the enclosed proxy card.

RECORD DATE:	You are entitled to vote only if you were a stockholder of record as of the close of business on March 8, 2010.

YOUR VOTE IS IMPORTANT:	Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read this Proxy Statement and submit your proxy or voting instruction card as soon as possible. You may submit your proxy or voting instruction card for the Annual Meeting by completing, signing, dating and returning your proxy or voting instruction card in the pre-addressed envelope provided, or, in most cases, by using the telephone. For specific instructions on how to vote your shares, please refer to the section entitled “QUESTIONS AND ANSWERS CONCERNING THIS SOLICITATION AND VOTING AT THE ANNUAL MEETING” of the accompanying Proxy Statement and the instructions on the proxy or voting instruction card.

ANNUAL REPORT:	Otix Global, Inc. 2009 Annual Report on Form 10-K is enclosed.

By Order of the Board of Directors,

Brent H. Shimada
Vice President and Secretary

This Notice of Annual Meeting, Proxy Statement and accompanying proxy card were mailed on or about April 2, 2010.

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting to be held on May 6, 2010

This year we are following a new Securities and Exchange Commission rule which requires us to make available to you on the Internet a copy of this proxy statement and our annual report to stockholders. These materials are available to you at www.otixglobal.com/2010proxy.

OTIX GLOBAL, INC.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

May 6, 2010

The Board of Directors of Otix Global, Inc. (the “Board”) is soliciting the enclosed proxy from you. The proxy will be used at our 2010 Annual Meeting of Stockholders to be held on Thursday, May 6, 2010, beginning at 9:00 a.m. MDT at the Company’s headquarters located at 4246 South Riverboat Road, Salt Lake City, Utah 84123, and at any adjournments thereof. This Proxy Statement contains important information regarding the meeting. Specifically, it identifies the matters upon which you are being asked to vote, provides information that you may find useful in determining how to vote and describes the voting procedures. This Proxy Statement is being mailed to stockholders on or about April 2, 2010.

We use several abbreviations in this Proxy Statement. We may refer to our company as “Otix Global” or the “Company.” The term “proxy materials” includes this Proxy Statement, the enclosed proxy card and our Annual Report on Form 10-K for the year ended December 31, 2009. The term “Annual Meeting” means our 2010 Annual Meeting of Stockholders.

QUESTIONS AND ANSWERS CONCERNING THIS SOLICITATION AND VOTING

AT THE ANNUAL MEETING

When and where is the Annual Meeting?

The Annual Meeting will be held on Thursday, May 6, 2010, beginning at 9:00 a.m. MDT at the Company’s headquarters located at 4246 South Riverboat Road, Salt Lake City, Utah 84123.

Why I am receiving these proxy materials?

You are receiving these proxy materials from us because you were a stockholder of record as of the close of business on March 8, 2010 (the “Record Date”). As a stockholder of record, you are invited to attend the Annual Meeting and are entitled to and requested to vote on the items of business described in this Proxy Statement.

What is the purpose of the Annual Meeting?

At our Annual Meeting, stockholders of record will act upon the items of business outlined in the Notice of Annual Meeting of Stockholders (on the cover page of this Proxy Statement), each of which is described more fully in this Proxy Statement. In addition, we plan to review the status of our business and respond to questions from stockholders.

Who is entitled to attend?

You are entitled to attend the Annual Meeting only if you were an Otix Global stockholder (or joint holder) of record as of the close of business on the Record Date, or if you hold a valid proxy for the Annual Meeting.

Please also note that if you are not a stockholder of record but hold shares in “street name” (that is, through a broker, trustee, bank or other nominee), you will need to provide proof of beneficial ownership as of the Record Date, such as your most recent brokerage account statement prior to the Record Date, a copy of the voting instruction card provided by your broker, trustee, bank or other nominee, or other similar evidence of ownership. The Annual Meeting will begin promptly at 9:00 a.m. MDT. Check-in will begin at 8:45 a.m. MDT.

Who is entitled to vote?

Only stockholders who owned Otix Global common stock as of the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof.

How many shares are entitled to vote?

As of the Record Date, March 8, 2010, there were 5,571,761 shares of Otix Global common stock outstanding. Each outstanding share of Otix Global common stock entitles the holder to one vote on each matter.

Reverse stock split

On March 12, 2010, the Company implemented the Board’s approval of a reverse stock split at a 1-for-5 ratio, which became effective on or about March 29, 2010 (the “Effective Time”). The shareholders approved the reverse stock split on May 7, 2009. As a result of the reverse stock split, every five shares of the Company’s common stock that are issued as of the Effective Time were automatically combined into one issued and outstanding share and the par value of such shares was amended from $0.001 to $0.005 per share. Fractional shares were eliminated as set forth in the Company’s notice on Form 8-K dated March 12, 2010. This document reflects the impact of the reverse stock split. Each outstanding share entitles the holder to one vote on each matter.

How many shares must be present or represented to conduct business (that is, what constitutes a quorum)?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of Otix Global common stock entitled to vote at the Annual Meeting will constitute a quorum. A quorum is required to conduct business at the Annual Meeting. The presence of the holders of Otix Global common stock representing at least 2,785,881 votes will be required to establish a quorum. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.

What items of business will be voted on?

The items of business scheduled to be voted on at the Annual Meeting are as follows:

1.	The election of two nominees to serve as directors on the Board for a three-year term; and

2.	The ratification of the appointment of PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

These proposals are described more fully below. As of the date of this Proxy Statement, the only business that the Board intends to present at the Annual Meeting is as set forth in this Proxy Statement. If any other matter or matters are properly brought before the Annual Meeting or any adjournment thereof, it is the intention of the persons who hold proxies to vote the shares they represent in accordance with their best judgment.

How does the Board of Directors recommend that I vote?

The Board recommends that you vote your shares “FOR” each of the director nominees and “FOR” the ratification of PricewaterhouseCoopers.

What shares can I vote?

You may vote all shares owned by you as of the Record Date, including (1) shares held directly in your name as the stockholder of record; and (2) shares held for you as the beneficial owner through a broker, trustee, bank or other nominee.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most Otix Global stockholders hold their shares through a broker, trustee, bank or other nominee rather than directly in their own name.

If your shares are registered directly in your name with our transfer agent, American Stock Transfer, you are considered, with respect to those shares, the stockholder of record and these proxy materials are being sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy directly to the named officers of Otix Global who are serving as proxy holders or to vote in person at the Annual Meeting. We have enclosed a proxy card for you to use for this purpose.

If your shares are held by a nominee, you are considered the beneficial owner of such shares held in “street name,” and these proxy materials are being forwarded to you together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, trustee, bank or other nominee how to vote and are also invited to attend the Annual Meeting. Please note that since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, trustee, bank or other nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting. Your broker, trustee, bank or other nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee, bank or other nominee how to vote your shares.

How can I vote my shares without attending the Annual Meeting?

Whether you hold shares directly or in street name, you may vote without attending the Annual Meeting. If you are a stockholder of record, you may vote by granting a proxy or you may vote:

•	By Telephone—you may submit the proxy by following the “Vote by Telephone” instructions on the proxy card. If you vote by telephone you do not need to return your proxy card; or

•

By Mail—you may vote by mail by signing and dating the proxy card and mailing it in the envelope provided. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example as guardian, executor, trustee, custodian, attorney or officer of a corporation) you should indicate your name and title or capacity.

For shares held in street name, you should follow the voting directions provided by your nominee. You may complete and mail a voting instruction card to your nominee or, in most cases, submit voting instructions by telephone. If you provide specific voting instructions by mail or telephone, your shares will be voted by your nominee as you have directed.

Telephone voting facilities for stockholders of record will close at 12:00 noon EDT, on Wednesday, May 5, 2010.

How can I vote my shares in person?

If you are a stockholder of record and wish to vote your shares at the Annual Meeting, you should bring the enclosed proxy card or proof of identification. You may vote shares held in street name only if you obtain a signed proxy from the record holder (broker, trustee, bank or other nominee) giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we encourage you to vote by proxy card or telephone so your vote will be counted even if you later decide not to attend.

Can I change my vote?

You may change your vote at any time prior to the vote at the Annual Meeting. If you are the stockholder of record, you may change your vote by:

•	submitting a new, properly signed proxy bearing a later date (which automatically revokes the earlier proxy) prior to your shares being voted at the Annual Meeting;

•	providing a written notice of revocation to our Secretary prior to your shares being voted at the Annual Meeting;

•	voting by telephone prior to 12:00 noon EDT, on Wednesday, May 5, 2010; or

•	voting in person at the Annual Meeting.

Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked, unless you specifically so request.

What is a “broker non-vote”?

Under the rules that govern brokers who have record ownership of shares that are held in street name for their clients, who are the beneficial owners of the shares, brokers have the discretion to vote such shares on “routine matters” (such as ratification of auditors), but not on “non-routine matters” (such as election of directors and stockholder proposals). A “broker non-vote” occurs when a broker expressly instructs on a proxy card that it is not voting on a matter.

How are “broker non-votes” counted?

Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum for the transaction of business, but they will not be counted in tabulating the voting result for any particular proposal.

Who will serve as inspector of election?

Scott Lindeman (our Vice President and Corporate Controller) will tabulate the votes and act as inspector of election at the Annual Meeting.

What vote is required to approve each item and how are votes counted?

The votes required to approve each item of business and the method for counting votes is set forth below:

Election of Directors. The two director nominees receiving the highest number of affirmative “FOR” votes at the meeting (a plurality of votes cast) will be elected to serve as directors. You may vote either “FOR” or “WITHHOLD” your vote for the director nominees. A properly executed proxy marked “WITHHOLD” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

Ratification of Independent Registered Public Accounting Firm. To be approved by our stockholders, this proposal must receive the affirmative “FOR” vote of a majority of the votes cast affirmatively or negatively on this proposal at the Annual Meeting.

All Other Items. For any other items of business, the affirmative “FOR” vote of a majority of votes cast of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. We do not know of any additional items of business to come before the meeting.

If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If you sign your proxy card or voting instruction card without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board on routine matters “FOR” ratification of the appointment of the independent registered public accounting firm) but would be counted as an abstention on non-routine matters (“abstain” the two director nominees to the Board) and in the discretion of the proxy holders on any other matters that properly come before the Annual Meeting and any adjournments thereof.

How are abstentions counted?

If you return a proxy card that indicates an abstention from voting in all matters, the shares represented will be counted for the purpose of determining both the presence of a quorum and the total number of votes cast with respect to a proposal (other than the election of directors), but they will not be voted on any matter at the Annual Meeting. In the absence of controlling precedent to the contrary, we intend to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote “AGAINST” a proposal.

What happens if additional matters are presented at the Annual Meeting?

Other than the two items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, Samuel L. Westover (our Chairman and CEO) and Michael M. Halloran (our Vice President and CFO), will have the discretion to vote your shares on any additional matters properly presented for a vote. If for any unforeseen reason any of our nominees is not available as a candidate for director, the proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

What should I do in the event that I receive more than one set of proxy materials?

You may receive more than one set of these proxy materials, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please vote each proxy card and voting instruction card that you receive to ensure that all your shares are voted.

Where can I find the voting results?

We intend to announce preliminary voting results at the annual meeting. We will publish the final results in a Current Report on Form 8-K, which we expect to file within four business days after the annual meeting is held. You can obtain a copy of the Form 8-K by logging on to our website at www.otixglobal.com, by calling the Securities and Exchange Commission at 800-SEC-0330 for the location of the nearest public reference room, or through the EDGAR system at www.sec.gov. Information on our website does not constitute part of this proxy statement.

Who is soliciting my vote and who will bear the costs of this solicitation?

The Board of Directors of Otix Global is making this solicitation and Otix Global will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. In addition to this solicitation by mail, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by members of the Board, our officers and other employees, who will not receive any additional compensation for assisting in the solicitation. Upon request, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy solicitation materials to the beneficial owners of Otix Global common stock.

Who can help answer my questions?

If you have any questions about the Annual Meeting or how to vote or revoke your proxy, or if you need additional copies of this Proxy Statement or proxy materials, please contact the Company’s Secretary at (801) 312-1700.

SHARE OWNERSHIP BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information relating to the beneficial ownership of Otix Global common stock as of March 8, 2010 by:

•	each stockholder known by us to own beneficially more than 5% of Otix Global common stock;

•	each of our executive officers named in the summary compensation table (our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers);

•	each of our directors; and

•	all of our directors and executive officers as a group.

The number of shares beneficially owned by each entity, person, director and executive officer is determined in accordance with the rules of the Securities and Exchange Commission and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the person has the sole or shared voting power or investment power and any shares that the person has the right to acquire within 60 days of March 8, 2010 through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares set forth in the following table.

The number and percentage of shares beneficially owned is computed on the basis of 5,571,761 shares of Otix Global common stock outstanding as of March 8, 2010. Shares of Otix Global common stock that a person has the right to acquire within 60 days of March 8, 2010 are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. The address for those persons for which an address is not otherwise provided is: c/o Otix Global, Inc., 4246 South Riverboat Road, Suite 300, Salt Lake City, Utah 84123.

Beneficial Owner (Name and Address)	Number of Shares Beneficially Owned(1)		Percentage of Total Shares Outstanding
5% Stockholders:
Morgan Stanley	507,385	(2)	9.11%
1585 Broadway Avenue New York, NY 10036

Coghill Capital Management, L.L.C.	492,498	(3)	8.84%
One North Wacker Drive, Suite 4350 Chicago, IL 60606

T. Rowe Price Associates, Inc.	414,798	(4)	7.44%
100 East Pratt Street Baltimore, MD 21202

Ameriprise Financial, Inc.	401,100	(5)	7.20%
c/o Ameriprise Financial, Inc. 145 Ameriprise Financial Center Minneapolis, MN 55474

SHARE OWNERSHIP BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT (Continued)

Beneficial Owner (Name and Address)	Number of Shares Beneficially Owned(1)	Number of Shares Issuable Upon Exercise of Stock Options or Vesting of Restricted Shares(6)	Percentage of Total Shares Outstanding
Non-Employee Directors:
James M. Callahan	6,000	4,800	*
Cherie M. Fuzzell	2,833	1,800	*
Craig L. McKnight	8,600	1,800	*
Robert W. Miller	5,400	1,800	*
Kevin J. Ryan	75,000	58,000	1.33%
Lawrence C. Ward	3,400	3,000	*

Named Executive Officers:
Samuel L. Westover	148,124	133,266	2.60%
Michael M. Halloran	47,787	29,833	*
Jerry L. DaBell	53,122	42,958	*
Brent H. Shimada	42,243	31,750	*
Paul R. Wennerholm	11,455	8,333	*
All directors and executive officers as a group (17 persons)	458,910	350,492	7.75%

*	less than 1%

SHARE OWNERSHIP BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT—FOOTNOTES

(1)	The information provided in this table is based on our records, information supplied to us by our executive officers, directors and 5% stockholders and information contained in Schedules 13D and 13G filed with the Securities and Exchange Commission.
(2)	Based on information in a Schedule 13G Report filed February 12, 2010 indicating that Morgan Stanley and its affiliates (“Morgan Stanley”) were the beneficial owners of 507,385 shares, of which Morgan Stanley had sole voting power over 507,165 shares and sole dispositive power over 507,385 shares.
(3)	Based on information in a Schedule 13G Report filed February 11, 2010 indicating that Coghill Capital Management, L.L.C. and its affiliates (“Coghill”) were the beneficial owners of 492,498 shares, of which Coghill had shared voting and dispositive power.
(4)	Based on information in a Schedule 13G Report filed February 12, 2010 indicating that T. Rowe Price and its affiliates (“T. Rowe Price”) were the beneficial owners of 414,798 shares, of which T. Rowe Price had sole voting power over 75,250 shares and sole dispositive power over 414,798 shares. These securities are owned by various individual and instructional investors (including T. Rowe Price Small-Cap Value Fund, Inc., which owns 332,000 shares, representing 5.96% of the shares outstanding) which T. Rowe Price serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the Securities Exchange Act of 1934, T. Rowe Price is deemed to be the beneficial owner of such securities; however, T. Rowe Price expressly disclaims that it is, in fact, the beneficial owner of such securities.
(5)	Based on information in a Schedule 13G Report filed February 10, 2010 indicating that Ameriprise and its affiliates (“Ameriprise”) were the beneficial owners of 401,100 shares, of which Ameriprise had shared dispositive power.
(6)	Shares issuable upon exercise of stock options within 60 days of March 8, 2010. These shares are included in the “number of shares beneficially owned” column.

GOVERNANCE OF THE COMPANY

Board Composition

Members of the Board on the date of this Proxy Statement and the committees of the Board on which they serve, are identified below.

Name of Director	Compensation	Audit	Governance and Nominating	Stock
Non-Employee Directors:
James M. Callahan	X	X	—	—
Cherie M. Fuzzell	X*	—	—	X
Craig L. McKnight	—	X*	X	—
Robert W. Miller	—	X	X*	—
Kevin J. Ryan	X	—	—	—
Lawrence C. Ward	—	—	X	X

Employee Directors:
Samuel L. Westover	—	—	—	X*

X	Committee member
*	Committee chairman

During 2009, the Board met five times for regularly scheduled meetings and each then-current director attended each meeting, except for Messers. Ryan and Ward, who missed two and one meeting(s), respectively. Members of the Board also met 13 times for update meetings. Members of the Board are encouraged to attend our annual meeting. All of the then-current Board members attended the 2009 annual meeting.

Board Independence

The Board has determined that each of the following directors (and each of the members of the Audit Committee, the Compensation Committee and the Governance and Nominating Committee) is an “independent director” as such term is defined in Marketplace Rule 4200(a)(15) of the National Association of Securities Dealers, Inc. (the “NASD”):

James M. Callahan;

Craig L. McKnight;

Lawrence C. Ward;

Kevin J. Ryan;

Cherie M. Fuzzell; and

Robert W. Miller

Board Committee Composition

Audit Committee

Otix Global has a separately-designated standing Audit Committee established in accordance with section 3(a)(58)(A) of the Securities Exchange Act, as amended. The Audit Committee currently consists of Mr. Callahan, Mr. Miller and Mr. McKnight. Mr. McKnight was appointed Chairman of the Audit Committee upon his election to the Board in October 2005. The Board believes that each of these individuals is financially literate, and that Mr. McKnight is a “financial expert” as defined under applicable Securities and Exchange Commission rules. In addition, the Board believes that each member of the Audit Committee is independent as defined in Marketplace Rule 4200(a)(15) of the NASD. The Audit Committee assists the Board in fulfilling its responsibilities for general oversight of the integrity of our financial statements; our compliance with legal and regulatory requirements, including compliance with the Sarbanes-Oxley Act of 2002; and the independent registered public accounting firm’s qualifications, independence, engagement and performance. Among other things, the Audit Committee participates in preparing the Report of the Audit Committee for inclusion in the Proxy Statement; annually reviews the Audit Committee charter; appoints, evaluates and determines the compensation of the independent registered public accounting firm; reviews and approves (i) the scope of the annual audit, (ii) the audit and other accounting related fees and (iii) the financial statements; reviews our disclosure controls and procedures, internal controls and corporate policies with respect to financial information; oversees the Company’s Financial Information Integrity Policy and investigations into complaints concerning financial matters; and reviews other risks that may have a significant impact on our financial statements. The Audit Committee works closely with management as well as the independent registered public accounting firm. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from the Company for, outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties. The Audit Committee met six times in 2009 and each then-current member attended each meeting. The report of the Audit Committee is included herein. The charter for the Audit Committee is available on our website at www.otixglobal.com/index.php/corporate/policies-and-charters.

Compensation Committee

The Compensation Committee currently consists of Mr. Callahan, Ms. Fuzzell and Mr. Ryan. The Compensation Committee approves our executive officers’ (i) salaries, (ii) annual cash bonus awards and (iii) stock-based incentives and it also prepares and approves the Compensation Disclosure and Analysis section of the Proxy Statement. The Compensation Committee also administers our 1993 Stock Plan, 2000 Stock Plan and 2000 Employee Stock Purchase Plan. The Compensation Committee met two times in 2009 and each then-current member attended each meeting with the exception of Mr. Ryan who missed one meeting. The charter for the Compensation Committee is available on our website at www.otixglobal.com/index.php/corporate/policies-and-charters.

Governance and Nominating Committee

The Governance and Nominating Committee currently consists of Mr. McKnight, Mr. Miller and Mr. Ward. The Board believes that each member of the Governance and Nominating Committee is independent as defined under Marketplace Rule 4350(d)(2) of the NASD. The Governance and Nominating Committee assists the Board in fulfilling its responsibility with respect to corporate governance of Otix Global and is responsible for developing and recommending to the Board the governance principles applicable to Otix Global; overseeing the evaluation of the Board and management of Otix Global; recommending to the Board director nominees for each committee; and assisting the Board in identifying prospective director nominees and determining the director nominees for election. Among other things, the Governance and Nominating Committee determines the criteria for qualification and selection of directors for election to the Board; oversees the organization of the Board to discharge its duties and responsibilities properly and efficiently; and identifies best practices and recommends corporate governance principles, including giving proper attention and making effective responses to stockholder concerns regarding corporate governance. Other specific duties and responsibilities of the Governance and Nominating Committee include annually assessing the size and composition of the Board; developing membership qualifications for Board committees; defining specific criteria for director independence; monitoring compliance with Board and Board committee membership criteria; annually reviewing and recommending directors for continued service; coordinating and assisting management and the Board in recruiting new members to the Board; reviewing and recommending proposed changes to our Certificate of Incorporation or Bylaws and Board committee charters; recommending Board committee assignments; reviewing, approving and monitoring all service by executive officers on outside, for-profit boards of directors; reviewing and approving in advance any proposed related party transactions; and reviewing, approving and monitoring the Company’s Code of Business Conduct and Ethics and Code of Ethics for Principal Executive and Senior Financial Officers. The Governance and Nominating Committee met two times in 2009 and each then-current member attended each meeting. In addition, governance issues were discussed as part of most Board meetings. The charter for the Governance and Nominating Committee is available on our website at www.otixglobal.com/index.php/corporate/policies-and-charters.

Stock Committee

The Stock Committee, which currently consists of Ms. Fuzzell, Mr. Ward and Mr. Westover, has the authority to grant to non-officer employees only: (i) stock options to purchase up to a maximum of 2,000 shares per non-officer employee; and (ii) restricted stock up to a maximum of 1,000 shares per non-officer employee. Stock options or restricted stock granted in this manner are reported to the Board.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is currently one of our officers or employees; nor has served as a member of the board of directors or compensation committee of any entity that has one or more officers serving as a member of our Board of Directors or Compensation Committee.

Board’s Role in Risk Oversight

Our Board of Directors oversees a company-wide approach to risk management that supports the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance shareholder value. A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the company. The involvement of the full Board of Directors in setting our business strategy plays a key role in the Board’s assessment of what constitutes an appropriate level of risk for the company.

While our Board has the ultimate responsibility for risk management and oversight, various committees of the Board also support the Board in its fulfillment of this responsibility. In particular, as more fully discussed below, the Audit Committee focuses on our overall financial risk by evaluating our internal controls and disclosure policies as well as ensuring the integrity of our financial statements and periodic reports. Similarly, in setting compensation, the Compensation Committee strives to create incentives that encourage a level of risk-taking behavior consistent with the Company’s business strategy. And, finally, the Governance and Nominating Committee oversees the Company’s legal and regulatory compliance efforts and ensures that our governance policies and procedures are appropriate in light of the risks we face.

Consideration of Director Nominees

Stockholder Nominees

Our Bylaws permit stockholders to nominate directors. The policy of the Governance and Nominating Committee is to consider properly submitted stockholder nominations for candidates for membership on the Board as described under “Identifying and Evaluating Nominees for Directors” below. For a description of the process for nominating directors in accordance with our Bylaws, please refer to the section entitled “OTHER INFORMATION—Deadline for Receipt of Stockholder Proposals and Director Nominations.” In evaluating such nominations, the Governance and Nominating Committee seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria set forth under “Director Qualifications” below. Diversity of background, including diversity of gender, race, ethnic or national origin, age and experience (including in business, government and education as well as healthcare, science and technology) is a relevant factor in the selection process. This factor is relevant as a diverse Board of Directors is likely to be a well-balanced Board with varying perspectives and a breadth of experience that will positively contribute to robust discussions at Board meetings.

Any stockholder nominations proposed for consideration by the Governance and Nominating Committee should include the nominee’s name and qualifications for Board membership and should be addressed to:

Secretary

Otix Global, Inc.

4246 South Riverboat Road, Suite 300

Salt Lake City, Utah 84123

Director Qualifications

In evaluating candidates for membership on the Board, the Governance and Nominating Committee will consider, among other things, the following:

•	Each candidate should be prepared to represent the best interests of all of the Company’s stockholders and not just one particular constituency.

•	Each candidate should have demonstrated integrity and ethics in his/her personal and professional life and have established a record of professional accomplishment in his/her chosen field.

•

No candidate, or family member (as defined in NASD rules) or affiliate or associate (each as defined in Rule 405 under the Securities Act of 1933, as amended) of a candidate, should have any material personal, financial or professional interest in any present or potential competitor of the Company.

•

Each candidate should be prepared to participate fully in Board activities, including attendance at, and active participation in, meetings of the Board and the committee(s) of which he/she is a member (if applicable) and not have other personal or professional commitments that would interfere with or limit his/her ability to do so.

•	Have a background that demonstrates an understanding of business and financial affairs

•	Have a genuine interest in the company and recognition that as a member of the Board, each director is accountable to all shareholders of the company, not to any particular interest group.

The experience, expertise and knowledge represented by the Board of Directors as a collective body allows the Board to lead the Company in a manner that serves its shareholders’ interests appropriately. Set forth below is a discussion of the key qualifications for each of the directors.

James M. Callahan has obtained substantial knowledge of sales and marketing in the healthcare and pharmaceutical industries while employed with companies such as Bausch and Lomb and Pfizer, and his extensive experience leading and operating in a global, multi-faceted corporation as a result of his prior role as president of Johnson & Johnson’s Vistakon disposable contact lens business. He also serves as director on the boards of two optical companies.

Cherie M. Fuzzell has extensive experience with mergers and acquisitions, having been Vice President of Mergers and Acquisitions for Magellan Health Services, and Chief Administrative Officer and General Counsel for NOVA Information Systems, Inc. She was a senior associate of the international law firm of Jones Day. Currently she is Chief Executive Officer of FirstView, LLC, a consumer financial product and enterprise financial service business.

Craig L. McKnight has significant accounting and financial expertise as a result of his career in public accounting at Coopers & Lybrand and KMG Main Hurdman. He has served as chairman of the Principles and Practices Committee of the Healthcare Financial Management Association and is a member of the American Institute of Certified Public Accountants’ Healthcare Audit and Accounting Guide Task Force. In addition, he has gained substantial knowledge of the healthcare industry as an executive and Chief Financial Officer of several large healthcare organizations.

Robert W. Miller has significant legal and acquisition experience as a result of practicing health law for more than 30 years before retiring from Atlanta-based King & Spalding. He is an adjunct professor of law at Emory University’s School of Law, where he has taught health law, bioethics and regulation of healthcare providers. In addition, he received extensive experience serving on Boards of public and private companies such as Magellan Health Services, Inc., OrthAlliance, Inc., and Paracelsus Healthcare Corporation. Mr. Miller continues to serve as a director for QuadraMed Corporation (NASDAQ), and Grady Memorial Hospital.

Kevin J. Ryan has extensive experience in the healthcare industry as well as an understanding of the challenges associated with leading and operating medical organizations as Chairman, President and Chief Executive Officer of Wesley Jessen Vision Care, Inc., and President of Biosource Technologies, Inc.

Lawrence C. Ward has considerable experience with, and insight into, global supply and service operations, manufacturing and distribution practices, research, product development and quality systems as a result of his various operational roles and senior management positions with Applied Materials Corporation and Walbro Automotive.

Samuel L. Westover has extensive medical industry experience as President and CEO of CIGNA Dental and President of CIGNA HealthCare’s Small Business Segment. Mr. Westover was also CEO of two public companies and was the founding Chief Financial Officer of Wellpoint. He was elected as Chairman of the Hearing Industries Association in February 2010. He has substantial experience serving in civic leadership roles in connection with the Salt Lake City 2002 Winter Olympics, and had a gubernatorial appointment to serve as Chairman of the Public Education Job Enhancement Committee. Mr. Westover has received a number of awards recognizing his business acumen and sits on the board of a private company.

Identifying and Evaluating Nominees for Directors

The Governance and Nominating Committee assesses the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. The Governance and Nominating Committee utilizes a variety of methods for identifying and evaluating nominees for director. In evaluating such nominations, the Governance and Nominating Committee seeks to achieve a balance of knowledge, experience and capability on the Board and to address membership criteria set forth under “Director Qualifications” above. In the event that vacancies are anticipated, or otherwise arise, the Governance and Nominating Committee considers various potential candidates for director. Candidates may come to the attention of the Governance and Nominating Committee through current Board members, professional search firms, stockholders or other persons. In addition, from time-to-time, the Governance and Nominating Committee may solicit recommendations for director candidates from its professional service advisors. These candidates are evaluated at regular or special meetings of the Governance and Nominating Committee, and may be considered at any point during the year. The Governance and Nominating Committee considers properly submitted stockholder nominations for candidates for the Board following verification of the stockholder status of persons proposing candidates. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials are reviewed by the Governance and Nominating Committee.

In October 2005, the Board unanimously elected Craig L. McKnight, a candidate recommended by the Governance and Nominating Committee, as a director, and Mr. McKnight was nominated and re-elected to the Board at the 2008 annual meeting.

In December 2006, upon recommendation of the Governance and Nominating Committee, the Board increased the number of directors to nine members, and elected Robert W. Miller and Cherie M. Fuzzell to the Board. Mr. Miller was nominated and re-elected to the Board at the 2007 annual meeting and Ms. Fuzzell was re-elected to the Board at the 2009 annual meeting. The Company did not receive any nominations for director from any stockholders.

On May 8, 2008, due to Dr. Lewis Edelheit not standing for re-election to the Board and upon recommendation of the Governance and Nominating Committee, the Board reduced the number of directors to eight members.

On February 18, 2009, as a result of Mr. Raguskus’ resignation effective February 28, 2009, the Governance and Nominating Committee recommended and the Board approved the reduction of the number of directors to seven members.

On February 18, 2010, the Governance and Nominating Committee recommended and the Board approved the reduction of the number of directors to six members. As a result, Mr. Ryan will not stand for reelection in 2010.

Board Leadership Structure and Lead Director

Mr. Westover serves as Chairman of the Board and Chief Executive Officer. Mr. Callahan serves as the lead director. As Chairman of the Board and pursuant to Otix Global’s Bylaws, Mr. Westover presides at all Board and shareholder meetings and serves as the primary spokesperson for Otix Global. As Chief Executive Officer, pursuant to Otix Global’s Bylaws, Mr. Westover supervises the business of the company, subject to the direction of the Board. As lead director and pursuant to Otix Global’s Corporate Governance Guidelines, Mr. Callahan presides at all executive sessions of the Board and acts as the liaison between non-management directors and the Chairman of the Board. In addition, Mr. Callahan serves as the contact person to facilitate communications by Otix Global employees and shareholders directly with the non-management members of the Board. The full Board annually assesses Mr. Westover’s performance as Chairman of the Board and as Chief Executive Officer. The Corporate Governance Committee recommends a lead director to the full Board.

The Board has determined that this structure is appropriate in light of the requirements for these roles as set forth in Otix Global’s Bylaws and Corporate Governance Guidelines and the skills and experience that Mr. Westover and Mr. Callahan bring to these roles. The positions of Chairman of the Board and Chief Executive Officer are currently held by the same person because the Board believes that the unification of these positions provides a single vision for the company and results in an effective and efficient organizational structure.

Communications with the Board

Stockholders and employees who desire to communicate with the Board or individual directors on a confidential basis may do so by writing directly and confidentially using an envelope marked “confidential” to Board of Directors, c/o Secretary, Otix Global, Inc., 4246 South Riverboat Road, Suite 300, Salt Lake City, Utah 84123. Such communications will be forwarded directly to the named director or, if addressed to the Board, to the Chairman of the Audit Committee, who is an independent director.

Any non-confidential communications from stockholders and employees that are intended for the Board will be processed as follows: (i) if the sender specifically requests that the communication be sent to the Board, the communication will be promptly relayed to the Board; and (ii) if the sender does not specifically request that the communication be sent to the Board, the communication will be promptly relayed to the Board if management, using its best business judgment, determines that it should be relayed to the Board.

Code of Ethics

The Otix Global Code of Ethics for Principal Executive and Senior Financial Officers, which applies to our chief executive officer, principal financial officer and principal accounting officer, is available on our website www.otixglobal.com/index.php/corporate/policies-and-charters. We intend to post amendments to or waivers from our Code of Ethics for Principal Executive and Senior Financial Officers at that address. Other than amendments to reflect changes in company name, there have not been any amendments or waivers to this code of ethics to date.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and persons who beneficially own more than 10% of our common stock to file initial reports of beneficial ownership and reports of changes in beneficial ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such person.

To our knowledge, based solely on our review of such forms furnished to us, during the year ended December 31, 2009, our directors, executive officers and greater than 10% shareholders complied with all Section 16(a) filing requirements.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

PricewaterhouseCoopers, independent registered public accountants, were engaged as our independent registered public accounting firm for 2009 and 2008. KPMG LLP (“KPMG”), certified public accountants, was engaged as our independent registered public accounting firm for the 2007 fiscal year audit.

Representatives of PricewaterhouseCoopers will be present at the Annual Meeting, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.

Audit Fees

For the years ended December 31, 2009, 2008 and 2007, we incurred fees to PricewaterhouseCoopers and KPMG. Audit fees include the annual audit, the audit of the effectiveness of internal control over financial reporting, quarterly reviews, accounting consultation, statutory audits, and review of registration statements and consents in connection with these registration statements. Audit-related fees include accounting consultation on proposed acquisitions. Other represents an annual licensing fee for a technical accounting research tool provided by PricewaterhouseCoopers. Tax fees include U.S., foreign and state income tax preparation and tax consultation. There were no fees for financial information systems design and implementation in 2009, 2008 or 2007. The Audit Committee believes PricewaterhouseCoopers’ and KPMG’s independence has not been impaired by their non-audit services.

A summary of fees incurred to PricewaterhouseCoopers in 2009 and 2008 and KPMG for 2009 and 2008 appears below:

Fee Category	2009	2008
Audit	$803,000	$1,057,000
Audit-related	—	—
Other	1,500	1,500
Tax	25,000	35,000

Total	$829,500	$1,093,500

Audit fees incurred to PricewaterhouseCoopers and KPMG during 2009 were $773,000 and $30,000, respectively, and tax fees of $25,000 were paid to PricewaterhouseCoopers. Audit fees incurred to PricewaterhouseCoopers and KPMG during 2008 were $425,000 and $632,000, respectively, and tax fees of $35,000 were paid to PricewaterhouseCoopers.

It is the policy of the Audit Committee to pre-approve audit, audit-related, tax and non-audit services to be performed by the independent registered public accounting firm and the related fees. The Audit Committee is authorized to delegate, within specified limits, the pre-approval of such services and fees to an individual member of the Audit Committee, provided that such individual shall report any decisions to pre-approve such services and fees to the full Audit Committee at its next regularly scheduled meeting. During 2009, no fees were approved by the Audit Committee after services were performed pursuant to the de minimis exception established by the SEC.

COMPENSATION DISCLOSURE

AND ANALYSIS

REPORT OF THE COMPENSATION COMMITTEE

OF THE BOARD ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board has furnished the following report on compensation for fiscal 2009 for the executive officers named in the Summary Compensation Table in this proxy statement.

Roles and Responsibilities

The primary purpose of the Compensation Committee is to review and evaluate the Company’s executive compensation policies and practices and oversee the Company’s overall compensation structure and programs. Specifically, the Compensation Committee’s responsibilities include, but are not limited to, reviewing and making recommendations for the full Board of Directors regarding:

•	the goals and objectives relevant to compensation of the chief executive officer and other executive officers, and evaluating the performance of the executives in light of those goals and objectives;

•	the compensation level for the chief executive officer;

•	the compensation levels of all other executive officers;

•	grants of equity-based compensation to executive officers;

•	compensation policies for outside directors;

•	equity-based incentive plans for the chief executive officer and other executive officers; and

•	other benefit programs presented to the Committee by the Company’s management.

The role of the Company’s management is to provide reviews and recommendations for the Committee’s consideration, and to manage the Company’s executive compensation programs, policies and governance. Direct responsibilities include, but are not limited to:

•	providing an ongoing review of the effectiveness of the compensation programs, including considerations of competitiveness, motivation and retention and alignment with the Company’s objectives;

•	recommending changes, if necessary, to ensure achievement of all program objectives; and

•	recommending pay levels, payout and/or awards for the executive officers other than the chief executive officer.

From 2003 to 2006, the Company participated in the SIRS Executive Compensation Survey for pharmaceutical, biotechnology, healthcare products and medical device companies from ORC Worldwide. The SIRS survey data is segregated into revenue size groupings, i.e., under $250 million, $250 – 749 million, $750 – $2,499 million and over $2,500 million. The Company compares itself against the under $250 million revenue segment. Of the companies in this revenue segment, more than 80% of those companies have annual revenue less than $100 million. The purpose of participating in the survey is to provide independent data of compensation paid to executive officers of similar sized companies in the industry segment in which the Company operates.

In 2007, the Board retained the firm of Frederic W. Cook & Co., Inc. (“FWC”) to review the Company’s current compensation programs, provide comparative compensation data to the Board and provide 2008 compensation recommendations for consideration by the Board. The FWC study utilizes and compares compensation programs against sixteen related companies of similar size based upon revenue, operating income, market capitalization and employee base, and Radford survey data. The Board relied significantly on the data provided by FWC in approving the compensation paid to executive officers in 2008 and 2009.

The Company’s Executive Compensation Program Philosophy

Overall Program Objectives

The Company strives to attract, motivate and retain highly qualified, knowledgeable and experienced executives by providing total compensation that is performance-based and competitive with the various labor markets and industries in which the Company competes for talent. The Company provides incentives to advance the interests of shareholders and deliver levels of compensation that are commensurate with individual and organizational performance. Overall, the Company designs its compensation program to:

•	deliver performance that is critical to the Company’s strategic initiatives;

•	create a strong short-term and long-term performance alignment with shareholder value;

•	reward individual performance that contributes to the Company’s success; and

•	deliver exceptional organizational results.

The Company seeks to achieve these objectives through three key compensation elements:

•	a base salary;

•	an annual performance-based incentive bonus paid in cash; and

•	grants of long-term, equity-based compensation such as stock options and restricted stock which may be subject to performance-based and/or time-based vesting requirements.

Compensation Considerations

In making compensation decisions with respect to each element of compensation, the Committee considers the competitive market for executives, comparative data provided by FWC and the overall profitability of the Company. The Committee recognizes that the businesses chosen for comparison may differ from one executive to the next depending on the scope and nature of the business for which the particular executive is responsible. The Committee does not attempt to evaluate how closely each executive’s job responsibilities correspond with the job descriptions in the FWC data. Instead, the Committee uses the FWC data as one factor in making compensation decisions. Other factors considered when making individual executive compensation decisions include individual contribution and performance, internal pay relationships, complexity and importance of role and responsibilities, demonstrated leadership capabilities and growth potential.

Risk Assessment of Compensation Policies and Practices

The Compensation Committee reviewed Otix Global’s material compensation policies and practices applicable to its employees, including its executive officers, and concluded that these policies and practices do not create risks that are reasonably likely to have a material adverse effect on the company. The key features of the executive compensation program that support this conclusion include:

•	appropriate pay philosophy and market positioning;

•

effective balance in cash and equity mix, short and long term focus, corporate, business unit and individual performance focus and financial and non-financial performance measurement and discretion; and

•	meaningful risk mitigants, such as multiple performance metrics, incentive payment caps and use of corporate wide measures.

Executive Compensation Practices

The Company’s practices and considerations with respect to each of the three key compensation elements are set forth below, followed by a discussion of the specific factors impacting fiscal year 2009 compensation for the named executive officers.

Base Salary

Purpose. The objective of base salary is to reflect job responsibilities, value to the Company and individual performance with respect to market competitiveness.

Considerations. The salaries for named executive officers are determined by the Compensation Committee based on a variety of factors, including:

•	the nature and responsibility of the position and, to the extent available, FWC compensation data noted above for persons in comparable positions;

•	the expertise of the individual executive;

•	the competitiveness of the market for the executive’s services; and

•	the recommendations of the Chairman and Chief Executive Officer (except in the case of his own compensation).

Salaries are generally reviewed annually. In setting salaries, the Committee also considers the total compensation of the named executive officers, which includes the annual bonus, which is tied to both Company performance measures and individual performance, and long-term stock-based compensation, which is tied to Company stock performance.

Fiscal Year 2009 Decisions. No raises were granted to Mr. Westover, Mr. Halloran, Mr. DaBell, Mr. Shimada and Mr. Wennerholm in 2009 as a result of the on-going cost reduction and expense containment initiatives of the company.

Annual Bonus Incentives for Named Executive Officers

Purpose. The annual performance-based incentive bonus program is intended to reward and recognize individual and organizational results. The objective of this program is to compensate individuals who achieve specific individual performance objectives and to align all executives to drive the company-wide goals intended to enhance shareholder value.

Considerations. The annual bonus process for named executive officers is governed by the Company’s Management Bonus Program and is comprised of three segments: Company annual revenue, Company annual pre-tax income and annual individual performance objectives. Company annual revenue and annual individual performance objectives each account for 25% of the named executive’s annual bonus. Company annual pre-tax income accounts for 50% of the named executive’s annual bonus. Mr. Westover’s annual bonus incentive is based upon the Company’s revenue and pre-tax income. The Company’s annual revenue accounts for 30% and Company annual pre-tax income accounts for 70% of Mr. Westover’s bonus. Mr. Westover does not have additional individual performance objectives. Bonus payments related to company annual revenue and annual pre-tax income were based calculated as follows:

Company annual revenue

Net Sales	% Target	% of Base Bonus
>10.0%	<90.0%	No Bonus
-8.0%	92.0%	5.0%
-6.0%	94.0%	10.0%
-4.0%	96.0%	15.0%
-2.0%	98.0%	20.0%
Target	100%	25.0%
1.0%	102%	30.0%
2.0%	104%	35.0%
3.0%	106%	40.0%
4.0%	108%	45.0%
5.0%	110%	50.0%
No Limit	No Limit	Subject to 200% total bonus limit

Pre-Tax Income Segment Bonus

Pre-Tax Income	% of Base Bonus
-$1.7M	No Bonus
-$1.5M	8.3%
-$1.2M	16.7%
-$0.9M	25.0%
-$0.6M	33.3%
-$0.3M	41.7%
Target	50.0%
+$0.2M	60.0%
+$0.4M	70.0%
+$0.6M	80.0%
+$0.8M	90.0%
+$1.0M	100.0%
No Limit	Subject to 200% total bonus limit

As noted in the Company’s Form 8-K dated April 28, 2009 and the Company’s subsequently filed Forms 10-Q and 10-K for 2009, the regulatory changes in Germany in April 2009 resulted in a goodwill and asset impairment charge of approximately $14.7 million and an expected revenue decline from this operating segment between 50-75% compared to the prior year. Recognizing the adverse impact of the German regulatory changes on the Company’s financial performance, the Company revised its strategic plan for the remainder of 2009 with a primary focus on cash management through expense reduction initiatives, working capital management and exploration of alternatives to replace the lost revenue from the Company’s German operation. Due to the importance of cash management, from May 1, 2009 the pre-tax income segment of the Management Bonus Program was divided equally between pre-tax income and cash generation. Although cash management became the primary focus for the remainder of 2009, the Board desired that revenue and operating profit from the Company’s other operating segments remain a significant consideration as management made and implemented decisions impacting the Company’s cash balance and, therefore, retained Company revenue and pre-tax income as critical segments of the 2009 bonus plan.

Based upon the foregoing, subsequent to May 1, 2009, the annual bonus for the named executives was based upon the Company’s annual revenue, the Company’s annual pre-tax income, the Company’s cash management and the annual individual performance objectives, each weighted at 25%. Mr. Westover’s annual bonus was based upon the Company’s annual revenue, weighted at 30%, and the Company’s annual pre-tax income and cash management, each weighted at 35%. As noted above, Mr. Westover does not have additional individual performance objectives. The bonus calculation remained unchanged prior to May 1, 2009.

Individual annual performance objectives:

Individual annual performance objectives for each named executive (except Mr. Westover, as noted above) are established prior to the beginning of the fiscal year and typically consist of two to five objectives. Each objective is weighted as appropriate at the discretion of the Chairman and CEO.

There are three steps to the Company’s Management Bonus Program:

1.	Setting Company performance goals. Prior to the beginning of each fiscal year, the Company’s senior management prepares and presents an annual operating plan to the Board. Upon approval by the Board, the Company’s annual revenue and operating income targets are established;

2.	Setting individual performance objectives. With input from the Chairman and CEO, the Committee recommends individual performance objectives for each named executive officer for approval by the Board of Directors. These performance objectives support the critical strategic initiatives of the Company that are intended to drive long-term value for the shareholders. The Chairman and CEO has discretion to weight each individual performance objective as he deems appropriate.

3.	Measuring performance. After the end of the fiscal year, the Committee reviews the Company and named executive officer’s actual performance against each of the performance goals established at the outset of the year.

Fiscal Year 2009 Decisions. The bonus awards for fiscal year 2009 were based upon Company cash management results at 150% of target prorated from May 1, 2009. No bonus was awarded for revenue or pre-tax income results. The bonus awards for the individual annual performance objective segment varied by each named executive depending upon the number and weighting of objectives achieved by such executive. As a result of these determinations, the Committee recommended, and the Board approved, the bonus amounts set forth in the Summary Compensation Table.

Long-term Incentive Compensation

Purpose. The long-term incentive program is intended to motivate the generation of long-term shareholder value, to recognize the executive’s contribution and advancement potential within the Company and to retain the Company’s executives. The level of long-term incentive compensation is determined in the context of total compensation provided to the named executive and perceived contribution to the long-term success of the Company. Generally, the higher the executive’s contribution and perceived growth potential within the Company, the greater the long-term incentive compensation paid to that executive.

Restricted Stock Awards or Stock Options. The Company has the option to award long-term incentive compensation in the form of restricted stock or stock options. The Company generally makes the determination as to which form to award based upon the cost of such award at the date of grant, pursuant to a Black-Scholes analysis. In 2009, the Company awarded restricted stock to the named executives. Restricted stock awards vest 25% on each of the following four anniversary dates of the award.

The Committee will not grant stock options with exercise prices below the market price of the Company’s stock on the date of grant, and will not reduce the exercise price of stock options (except in connection with adjustments to reflect recapitalizations, stock or extraordinary dividends, stock splits, reverse stock splits, mergers, spin-offs and similar events permitted by the relevant plan) without shareholder approval.

The Committee intends to review both the annual bonus program and the long-term incentive program annually to ensure that their key elements continue to meet the objectives described above.

Fiscal Year 2009 Decisions. In December 2009, as in November 2008, the Committee recommended, and the Board approved, an acceleration of the 2010 and 2009 annual equity grants for the Company’s executive staff, respectively, including the named executive officers. These grants would otherwise have been awarded in February of the following year. This recommendation and approval was based primarily upon the lack of retention value of the current equity holdings of our executive staff given the Company’s then current stock price. These equity awards are identified in the Summary Compensation Table, Grants of Plan-Based Awards Table, and the Outstanding Equity Awards at Fiscal Year-End Table.

Benefits and perquisites

With limited exceptions, the Company currently provides benefits to the named executive officers that are substantially the same as those offered to all employees of the Company.

Compensation for the Chairman and Chief Executive Officer

Sam Westover served as the President and Chief Executive Officer from October 2005 until he was appointed Chairman and Chief Executive Officer in May 2008. The Compensation Committee used the executive compensation practices previously described to determine Mr. Westover’s compensation for the fiscal year ended December 31, 2009. In setting both the cash and equity elements of Mr. Westover’s compensation, the Committee made an overall assessment of Mr. Westover’s leadership in establishing the Company’s strategy and direction, building organizational capabilities and delivering results.

The Committee set Mr. Westover’s annualized base salary at $500,000, which will be effective April 1, 2010, and is coupled with an annualized target bonus opportunity of $325,000. As previously noted, his fiscal year 2009 performance objectives were based on Company revenue, pre-tax income, and cash management (as of May 1, 2009) in order to support the Company’s focus of revenue growth, profitability, and cash management. Mr. Westover’s actual salary for fiscal year 2009 was $490,000 and his actual bonus amount was $98,735.

In 2009, Mr. Westover received a long-term incentive grant consisting of 25,000 shares of restricted stock in December 2009 related to the accelerated equity grant program noted previously.

Members of the Compensation Committee

Cherie M. Fuzzell (Chair)

James M. Callahan

Kevin J. Ryan

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee during fiscal 2009 or as of the date of this proxy statement is or has been an officer or employee of the Company during the last three years and no executive officer of the Company served on the compensation committee or board of any company that employed any member of the Company’s Compensation Committee or Board of Directors.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed and discussed with management and the Board of Directors the Company’s consolidated audited financial statements as of and for the year ended December 31, 2009. The Audit Committee has discussed with PricewaterhouseCoopers LLP, our independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380, as adopted by the Public Company Accounting Oversight Board in Rule 3200T).

The Audit Committee has received and reviewed the written disclosures and the communications from the independent registered public accounting firm required by Public Company Accounting Oversight Board Rule 3526, Communication with Audit Committees Concerning Independence, and have discussed with the independent registered public accounting firm its independence. The Audit Committee has considered whether the provision of non-audit services performed by the Company’s independent registered public accounting firm is compatible with maintaining auditor independence.

Based on the reviews and discussions referred to above, the Audit Committee recommends to the Board of Directors that the consolidated audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

Audit Committee:

Craig L. McKnight, Chairman

James M. Callahan

Robert W. Miller

STOCKHOLDER RETURN PERFORMANCE GRAPH

The graph and table below compare the cumulative total stockholder return on Otix Global’s common stock from December 31, 2004 through December 31, 2009 with the cumulative total return on the S&P 500 Composite Index and the S&P Healthcare Sector Index over the same period. The graph and table assume the investment of $100 in each of Otix Global’s common stock, the S&P 500 Composite Index and the S&P Healthcare Sector Index on December 31, 2004 and that all dividends were reinvested.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

The following table summarizes the total compensation paid or earned by each of the named executive officers for the fiscal years ended December 31, 2009, 2008, and 2007 (collectively, the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation Earnings ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Samuel L. Westover,	2009	$490,000	$—	$105,000	$—	$98,735	$—	$—	$693,735
Chairman and Chief Executive Officer	2008	485,961	—	133,000	246,490	19,225	—	—	884,676
	2007	437,269	—	—	353,290	261,450	—	—	1,052,009

Michael M. Halloran,	2009	260,000	—	58,800	—	35,672	—	—	354,472
Vice President and Chief Financial Officer	2008	257,227	—	79,800	147,894	30,638	—	—	515,559
	2007	235,958	—	—	141,316	79,301	—	—	456,575

Jerry L. DaBell,	2009	265,500	—	50,400	—	30,898	—	—	346,798
Vice President, Research and Development	2008	262,673	—	79,800	98,596	31,286	—	—	472,355
	2007	238,385	—	—	141,316	72,955	—	—	452,656

Brent H. Shimada	2009	215,000		54,600	—	34,239	—	—	303,839
Vice President, Administration and General Counsel	2008	211,150	—	66,500	123,245	19,335	—	—	420,230
	2007	185,748	—	—	141,316	72,150			399,214

Paul R. Wennerholm	2009	$275,000	$—	$33,600	$—	$26,589	$—	$4,675	$339,864
President and Chief Operating Officer

(1)	For 2008, restricted shares were granted to the executive officers on November 13, 2008 with a closing price on that date of $6.65 per share. For 2009, restricted shares were granted to the executive officers on December 3, 2009 with a closing price on that date of $4.20. The restricted shares vest evenly and annually over a four-year period. The dollar value of these awards is the aggregate grant date fair value of stock awards in accordance with ASC Topic 718 in the year indicated. For a discussion of the assumptions made in the valuation, please see Note 14 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2009.
(2)	The amounts reflected in the table relate to option awards that were granted during the years indicated. No option awards were granted to the named executive officers during 2009. For 2007, we used an expected term of 4 years; a non-risk bearing interest rate of 3.7%, a zero expected dividend yield percentage, and a volatility rate of 60%. For 2008, we used an expected term of 5 years; a non-risk bearing interest rate of 3.67%, a zero expected dividend yield percentage, and a volatility rate of 58%. The cost of these awards as reflected in the table was based on the aggregate grant date fair value of option awards, computed in accordance with ASC 718 and assumes a zero forfeiture rate. Additional information can be found in Notes 2 and 14 to the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009. The actual value, if any, that may be realized from an option award is contingent upon the satisfaction of the conditions to vesting in that award, and upon the excess of the stock price over the exercise price, if any, on the date the option award is exercised. There is no assurance that the value, if any, eventually realized will correspond to the amount shown.

Grant of Plan-Based Awards

The following table shows all plan-based option awards granted to the Named Executive Officers during the fiscal year ended December 31, 2009.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units(1)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Samuel L. Westover	12/3/2009	$—	$325,000	$650,000	$—	$—	$—	25,000	—	—	$105,000
Michael M. Halloran	12/3/2009	—	108,160	216,320	—	—	—	14,000	—	—	58,800
Jerry L. DaBell	12/3/2009	—	108,324	216,648	—	—	—	12,000	—	—	50,400
Brent H. Shimada	12/3/2009	—	89,440	178,880	—	—	—	13,000	—	—	54,600
Paul R. Wennerholm	12/3/2009	—	112,200	224,400	—	—	—	8,000	—	—	33,600

(1)	The market value and fair value for stock awards granted to officers on December 3, 2009 was $4.20 per share.

Outstanding Equity Awards at Fiscal Year-End

The following table shows all outstanding awards held by the Named Executive Officers as of December 31, 2009:

	Outstanding Equity Awards at Fiscal Year-End
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (# ) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Samuel L. Westover	3,000	—	—	28.30	1/24/2012	40,000	166,000	—	—
	1,200	—	—	30.00	5/16/2012
	1,200	—	—	17.80	5/1/2013
	1,200	—	—	47.70	5/6/2014
	—	3,879	—	23.05	2/14/2015
	9,166	6,954	—	23.05	2/14/2015
	5,952	—	—	16.80	11/4/2015
	11,904	—	—	16.80	11/4/2015
	44,047	—	—	16.80	11/4/2015
	38,095	—	—	16.80	11/4/2015
	2,797	3,630	—	35.75	2/8/2017
	11,369	2,202	—	35.75	2/8/2017

Michael M. Halloran	3,000	—	—	37.50	12/14/2010	24,500	101,675	—	—
	4,000	—	—	17.45	11/19/2011
	2,000	—	—	22.75	12/12/2012
	2,000	—	—	22.75	12/12/2012
	2,000	—	—	14.30	2/6/2013
	816	—	—	22.75	7/31/2013
	3,184	—	—	22.75	7/31/2013
	1,236	4,736	—	23.05	2/14/2015
	4,263	1,763	—	23.05	2/14/2015
	4,797	2,333	—	35.75	2/8/2017
	869	—	—	35.75	2/8/2017

Jerry L. DaBell	7,356	—	—	54.40	9/13/2010	22,250	92,338	—	—
	7,644	—	—	54.40	9/13/2010
	833	—	—	30.90	5/9/2011
	7,166	—	—	30.90	5/9/2011
	1,146	—	—	17.45	11/19/2011
	1,145	—	—	17.45	11/19/2011
	2,166	—	—	14.30	2/6/2013
	833	—	—	14.30	2/6/2013
	3,000	—	—	31.45	12/16/2013
	1,000	—	—	31.45	12/16/2013
	2,430	763	—	23.05	2/14/2015
	1,236	3,569	—	23.05	2/14/2015
	4,797	2,333	—	35.75	2/8/2017
	869	—	—	35.75	2/8/2017

Brent H. Shimada	19,242	—	—	19.70	10/27/2014	21,750	90,263	—	—
	757	—	—	19.70	10/27/2014
	1,236	4,153	—	23.05	2/14/2015
	3,347	1,263	—	23.05	2/14/2015
	2,501	2,333	—	35.75	2/8/2017
	3,165	—	—	35.75	2/8/2017

Paul R. Wennerholm	6,666	13,333	—	15.00	8/15/2015	13,250	54,988	—	—

The market price of shares that have not vested was determined by mutiplying the number of shares times the 2009 year-end market price of $4.15

Option Exercises and Stock Vested

The following table shows all stock awards vested and value realized upon vesting, by the Named Executive Officers during the fiscal year ended December 31, 2009.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized On Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Samuel L. Westover	$		$5,000	$21,750
Michael M. Halloran			5,750	25,150
Jerry L. DaBell			5,000	21,850
Brent H. Shimada			4,400	19,235
Paul R. Wennerholm			1,750	7,613

Value realized on vesting equals the multiplication of the number of shares acquired at vesting times the market value on the vest date.

DIRECTOR COMPENSATION

The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board. In setting director compensation, the Company considers the significant amount of time that Directors expend in fulfilling their duties to the Company as well as the skill-level required by the Company of members of the Board.

In 2009, each of our non-employee directors was paid as follows: (i) $2,500 for attending a Board meeting in person or by telephone; (ii) $1,000 for attending an Audit Committee meeting in person or by telephone; and (iii) $500 for attending a Compensation or Governance and Nominating Committee meeting in person or by telephone. In addition, the chairman of the Audit Committee received an annual retainer of $7,500. Each of our directors is also reimbursed for reasonable travel expenses incurred in attending Board or Board committee meetings. As a result of legislative changes and developments affecting the Company’s German division and the resulting impact to the Company overall, as more fully described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, the Board, in conjunction with the Company’s management, determined that additional Board update meetings were necessary to closely monitor developments within the company. To provide flexibility to management and the Board to hold meetings when and as necessary without significantly increasing fees and expenses associated with such meetings, beginning in May 2009, the Board implemented a per month fee of $3,500 for each director to replace the $2,500 per meeting fee. Such monthly fee remained in place for the duration of 2009. The Board implemented a per month fee of $4,000 beginning in February 2010.

Under our 2000 Stock Plan, each new non-employee director is granted either a stock option for 3,000 shares of common stock or 1,000 restricted shares of common stock, which vest at the rate of one-third on each annual anniversary date from the date of grant. Following each annual meeting of stockholders, each continuing non-employee director is granted either a stock option or restricted shares of common stock in an amount determined at each Board meeting following the annual meeting of stockholders, which fully vest one year from the date of grant. Stock options have a ten-year term and an exercise price per share equal to the fair market value per share on the date of grant.

Director Compensation

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
James M. Callahan	$41,000	$5,580	$—	$—	$—	$46,580
Cherie M. Fuzzell	36,500	5,580	—	—	—	42,080
Robert W. Miller	41,500	5,580	—	—	—	47,080
Craig L. McKnight	49,000	5,580	—	—	—	54,580
Kevin J. Ryan	30,000	5,580	—	—	—	35,580
Lawrence C. Ward	31,500	5,580	—	—	—	37,080

(1)	Samuel L. Westover is a named officer and has been omitted from the Director Compensation table.
(2)	For 2007, a total of 2,800 restricted shares were granted to directors on May 10, 2007, with a closing price of $48.95 per share. For 2008, a total of 12,600 restricted shares were granted to directors on May 8, 2008, with a closing price of $19.50 per share. For 2009, a total of 10,800 restricted shares were granted to directors on May 7, 2009, with a closing price of $3.10 per share. The restricted shares vest evenly and annually over a four-year period. The amounts reflected in the table include the grant date fair value of stock and option awards for 2009. Additional information regarding the assumptions used in determining the cost reflected in the table can be found in Note 14 (Stock-Based Compensation) of the Notes to the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Employment Agreements and Change of Control Arrangements

We have an employment agreement with Mr. Westover, who was appointed President and Chief Executive Officer in October 2005 and then in May 2008, was appointed Chairman and Chief Executive Officer. Pursuant to the agreement, Mr. Westover will receive an annual salary of $500,000, effective April 1, 2010, and a target annual bonus opportunity of 65% of his base pay, with an over-achievement bonus opportunity based on Company performance in excess of targets. If Mr. Westover’s employment is terminated (i) by us without “cause” or (ii) by Mr. Westover within 120 days following a “constructive termination” (as those two terms are defined in the employment agreement), Mr. Westover will receive a lump sum payment equal to two years of his then-current salary and a pro-rated portion of his annual target bonus for the year in which the termination occurs. If Mr. Westover’s employment terminates within the twelve-month period following a “change in control” (as defined in the employment agreement), Mr. Westover will receive a lump sum payment equal to two years of his then-current salary, the greater of his target bonus or such bonus as is approved by the Board, and payment equal to the cost to us of 18 months of his medical and dental coverage.

We have agreements with each of our executive officers, including each of the Named Executive Officers (except Mr. Westover), which are intended to provide for continuity of management in the event of a change of control of the Company. The agreements provide that covered executive officers are entitled to certain severance benefits following a change in control (as defined in the agreements). If, at any time beginning 20 days before and ending 12 months after a change in control, the covered executive officer is involuntarily terminated without cause by us (as defined in the agreements), then the executive will receive a severance payment equal to 12 months of the executive’s base monthly salary) plus his/her annual target bonus. For a period of up to one year, the covered executive officer will receive health and dental insurance coverage substantially similar to the coverage provided prior to termination. In addition, (i) all outstanding and unvested stock options granted to the covered executive officer prior to the change in control will become fully vested and exercisable and all unvested restricted stock awards become fully vested, and (ii) the right of repurchase, if any, by the Company (or its successor) with respect to any Company stock that was purchased by the executive prior to the change in control will lapse in its entirety as of the date of termination.

Under the terms of Mr. DaBell and Mr. Shimada’s employment letter agreements, they will receive a cash payment equal to six month’s salary in the event their employment is terminated. We also have an employment letter agreement with Mr. Paul Wennerholm, who was appointed President and Chief Operating Officer in August 2008. Under the terms of Mr. Wennerholm’s letter agreement with the Company, if the Company terminates Mr. Wennerholm’s employment without “cause,” Mr. Wennerholm is entitled to receive six month’s severance. For each year of service, Mr. Wennerholm will be entitled to one additional month of severance up to a maximum of twelve months severance.

Indemnification Agreements

We indemnify our directors and officers against certain costs that could be incurred if they were made, or threatened to be made, a party to a legal proceeding in connection with their status as a director or officer. The indemnification agreements, together with our charter documents provide for indemnification to the fullest extent permitted by Delaware law.

Stock Awards

In 2009, we granted 118,000 shares of restricted stock to our executive officers (eleven people in total) and 10,800 shares of restricted stock to our non-employee directors (six people in total). As of the May 2009 annual meeting of stockholders, six non-employee directors were each granted 1,800 shares of restricted stock when the common stock price was $3.10 per share. Such restricted shares were granted under the “formula option grants to outside directors” provision of our 2000 Stock Plan.

PROPOSALS TO BE VOTED ON

PROPOSAL ONE

ELECTION OF DIRECTORS

Directors and Nominees

The Board of Directors currently consists of seven members and is divided into three classes, with each director serving a three-year term and one class being elected at each year’s annual meeting of stockholders. The number of directors has been reduced to six members at the recommendation of the Governance and Nominating Committee. Mr. Robert W. Miller, Mr. Kevin J. Ryan and Mr. Samuel L. Westover are in the class of directors whose terms expire at the 2010 Annual Meeting of Stockholders. Mr. Ryan will not stand for re-election. Mr. Miller and Mr. Westover are the two nominees for election to the Board at this Annual Meeting. Directors whose terms are continuing after this Annual Meeting include Mr. James M. Callahan and Mr. Craig L. McKnight, who are the class of directors whose terms expire at the 2011 annual meeting; and Ms. Cherie M. Fuzzell and Mr. Lawrence C. Ward, who are in the class of directors whose terms expire at the 2012 annual meeting. Executive officers are appointed by the Board and serve until their successors have been duly elected and qualified. There are no family relationships among any of our directors or executive officers.

DIRECTORS

Name of Director	Director Since	Term Expires(5)	Age(6)
James M. Callahan(1),(2)	2004	2011	68
Cherie M. Fuzzell(2),(4)	2006	2012	46
Craig L. McKnight(1),(3)	2005	2011	58
Robert W. Miller(1),(3)	2006	2010	68
Kevin J. Ryan(2),(3)	1999	2010	69
Lawrence C. Ward(3),(4)	2001	2012	57
Samuel L. Westover(4)	2002	2010	54

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Governance and Nominating Committee.
(4)	Member of the Stock Option Committee.
(5)	Term expires as of the annual meeting date in the year indicated.
(6)	As of December 31, 2009.

James M. Callahan has been a Director on the Board of Otix Global since October 2004. He joined Johnson & Johnson’s Vistakon disposable contact lens business in 1997 and served as President of the U.S. business and subsequently President of the Global Franchise. Prior to his retirement in January 2003, Jim was appointed to the Board of Vision Web, an optical industry e-commerce consortium. He also serves on the Board of a private company, ABB Concise Optical Group LLC, a distributor of optical products.

Cherie M. Fuzzell was elected to the Board in December 2006. She is CEO of First View, LLC. Prior to joining First View she was General Counsel of Nanoventions, Inc. Prior to joining Nanoventions, Ms. Fuzzell was Chief Administrative Officer and General Counsel for NOVA Information Systems, Inc. She brings extensive mergers and acquisition experience, having been Vice President of Mergers and Acquisitions for Magellan Health Services and a member of the international law firm of Jones Day. She holds a Bachelor of Science degree in Commerce and Business Administration from the University of Alabama and a law degree from Vanderbilt University School of Law.

Craig L. McKnight was elected to the Board in October 2005. Since 2006, he has been a healthcare consultant and has served as interim Chief Financial Officer for several large healthcare systems. He was Chief Financial Officer of Centura Health from September 2004 to June 2006. From 1999 to 2004, he served as Executive Vice President and Chief Financial Officer of Hillcrest Healthcare System. From 1995 to 1999, Mr. McKnight was employed by Magellan Health Care Services as Executive Vice President and Chief Financial Officer. He was a partner with Coopers & Lybrand from 1986 to 1995 and previously was a partner with KMG Main Hurdman. He has served as Chairman of the Principles and Practices Committee of the Healthcare Financial Management Association and is a member of the American Institute of Certified Public Accountants’ Healthcare Audit and Accounting Guide Task Force. Mr. McKnight earned a bachelor’s degree in accounting from Brigham Young University.

Robert W. Miller was elected to the Otix Global, Inc. Board of Directors in December 2006. He practiced health law in Atlanta for over 30 years and retired from Atlanta-based King & Spalding in 1998. He is a past president of the American Health Lawyers Association. He is an adjunct professor of law at Emory University’s School of Law, where he has taught health law, bioethics and regulation of healthcare providers. He is also Editor-in-Chief of the Journal of Health and Life Sciences Law. He previously served as a director of Magellan Health Services, Inc., OrthAlliance, Inc. and Paracelsus Healthcare Corporation. He presently is a director of QuadraMed Corporation (NASDAQ), a hospital software company, and Grady Memorial Hospital. Mr. Miller earned a bachelor’s degree in history from The University of Georgia and a law degree from Yale Law School.

Lawrence C. Ward was Corporate Vice President Worldwide Manufacturing Operations of Applied Materials Corporation from October 1998 to October 2001. Prior to that, Mr. Ward was President North American Region of Walbro Corporation from February 1998 to September 1998 and Senior Vice President Operations and President Airbag and Seat Belt Division of Breed Technologies, Inc. from November 1997 to February 1998. He earned a bachelor’s degree in mechanical engineering from California Polytechnic State University and a master’s degree in mechanical engineering from Santa Clara University.

Samuel L. Westover joined Otix Global, Inc. as President and Chief Executive Officer in October 2005 and was appointed Chairman and CEO in May 2008. He has been a director since January 2002 and served as Chairman of the Audit Committee and a member of the Compensation and Governance and Nominating

Committees until his appointment as President and CEO. From February 2006 to February 2008, Mr. Westover served as a director on the Board of the Hearing Industries Association, a national trade association of manufacturers of hearing aids. He was appointed Vice Chairman and Director of the Hearing Industries Association from February 2008 to February 2010 and was elected as Chairman of the Hearing Industries Association in February 2010. From 2002 to 2004, Mr. Westover was President and CEO of CIGNA Dental and President of CIGNA HealthCare’s Small Business Segment. Mr. Westover was also CEO of two public companies and was the founding Chief Financial Officer of Wellpoint. In connection with the Salt Lake City 2002 Winter Olympics, Mr. Westover was Special Assistant to the Governor of Utah, and established an independent economic development task force. He also received a gubernatorial appointment to serve as Chairman of the Public Education Job Enhancement Committee, providing scholarships and financial assistance to facilitate advanced education of high school teachers in math and sciences. Mr. Westover received the Los Angeles, California Entrepreneur of the Year award in 2000 from Ernst & Young, CNN, NASDAQ and USA Today. In March, 2008, he was named CEO of the Year in Utah Business Magazine. He is a director on the board of Galorath, a private company. Mr. Westover earned a bachelor’s degree in accounting from Brigham Young University.

Vote Required and Recommendation of the Board

The two nominees receiving the highest number of affirmative “FOR” votes at the Annual Meeting (a plurality of votes cast) will be elected to serve as directors. Votes “WITHHELD” from any director nominee will be counted for purposes of determining the presence of a quorum, but have no other legal effect under Delaware law.

If you sign your proxy or voting instruction card but do not give instructions with respect to the voting of directors, your shares will be counted as abstaining for the two nominees recommended by the Board. If you wish to give specific instructions with respect to the voting of directors, you may do so by indicating your instructions on your proxy or voting instruction card. The Board expects that each nominee will be available to serve as a director. In the event Mr. Miller or Mr. Westover become unavailable, however, the proxy holders will be authorized to vote for any nominee designated by the Board, unless the Board chooses to reduce the number of directors serving on the Board. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as to assure the election of Mr. Miller and Mr. Westover.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF

MR. MILLER AND MR. WESTOVER

OTHER INFORMATION

PROPOSAL 2

RATIFICATION OF APPOINTMENT

OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

The Audit Committee has selected PricewaterhouseCoopers, an independent registered public accounting firm, to audit our consolidated financial statements for year ending December 31, 2010. We are asking the stockholders to ratify the appointment of PricewaterhouseCoopers as our independent registered public accounting firm for the fiscal year ending December 31, 2010. PricewaterhouseCoopers was appointed by the Audit Committee in accordance with its charter.

In the event stockholders fail to ratify the appointment, the Audit Committee may reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in Otix Global’s and our stockholders’ best interests.

The Audit Committee has approved all services provided by PricewaterhouseCoopers. A member of PricewaterhouseCoopers will be present at the Annual Meeting, will have the opportunity to make a statement, and will be available to respond to appropriate questions you may ask.

Board Recommendation

The Board recommends that you vote “FOR” the ratification of appointment of PricewaterhouseCoopers as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

Expenses of Solicitation

Otix Global will bear the costs of soliciting proxies, including the reimbursement to record holders of their expenses for postage in forwarding proxy materials to beneficial owners. Directors, officers and employees of Otix Global, without extra compensation, may solicit proxies personally or by mail, telephone, fax or e-mail.

Householding

We have adopted a procedure approved by the Securities and Exchange Commission called “householding.” Under this procedure, stockholders of record who have the same address and last name receive only one copy of our proxy material unless such stockholders notify us that they would like to continue to receive individual copies. This reduces our printing costs and postage fees. If because of multiple accounts you are still receiving multiple copies of our proxy material at a single address and wish to receive a single copy, or if you currently participate in householding but prefer to receive separate copies of future materials and your shares are registered directly through our stock transfer agent, please contact American Stock Transfer at (718) 921-8380 or inform them in writing at 6201 15th Avenue, Brooklyn, NY 11219. If your shares are held through a brokerage account, please contact your broker directly.

Deadline for Receipt of Stockholder Proposals and Director Nominations

Stockholders are entitled to present proposals for action at a forthcoming annual meeting if they comply with the requirements of our Bylaws and the rules established by the Securities and Exchange Commission (the “SEC”) under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). In order for a stockholder proposal to be considered for inclusion in Otix Global’s proxy statement for next year’s annual meeting, the written proposal must be received by the Secretary at our offices no later than one hundred twenty (120) days prior to the date on which we mailed this Proxy Statement to stockholders in connection with this year’s Annual Meeting. Assuming a mailing date of April 2, 2011, the deadline for stockholder proposals for next year’s annual meeting will be December 3, 2010. In the event that the date of next year’s annual meeting is changed by more than thirty (30) days from the date of this year’s Annual Meeting, notice by the stockholder to be timely must be received no later than the close of business on the later of one hundred twenty (120) calendar days in advance of such annual meeting or ten (10) calendar days following the date on which public announcement of the date of next year’s annual meeting is first made. A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address, as they appear on our books, of the stockholder proposing such business; (iii) the class and number of shares of our stock which are beneficially owned by the stockholder; (iv) any material interest of the stockholder in such business; and (v) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Exchange Act.

For any proposal that is not submitted for inclusion in next year’s proxy statement but instead is sought to be presented directly at next year’s annual meeting, SEC rules permit management to vote proxies in their discretion if Otix Global: (a) receives notice before the close of business on December 3, 2010 and advises stockholders in next year’s proxy statement about the nature of the matter and how management intends to vote on the matter, or (b) does not receive notice of the proposal prior to the close of business on December 3, 2010.

All submissions to, or requests of, the Secretary should be made to our principal offices: 4246 South Riverboat Road, Suite 300, Salt Lake City, Utah 84123.

Executive Officers

For information about our executive officers, please see Part I, Item I, “Executive Officers of the Registrant” of our Annual Report on Form 10-K for the year ended December 31, 2009.

Code of Ethics and Corporate Governance Guidelines

We have a Code of Business Conduct and Ethics, which pertains to all directors, executive officers and employees, and a Code of Ethics for Principal Executive and Senior Financial Officers (collectively, the “Codes”). The full text of the Codes is accessible by following the link to “Corporate Governance” on our website www.otixglobal.com/index.php/corporate/policies-and-charters. In the event we make any amendment to, or grant any waiver from, a provision of the Code of Ethics for Principal Executive and Senior Financial Officers that requires disclosure under applicable SEC rules, we intend to disclose such amendment or waiver and the reasons therefore on our website. We undertake to provide any person without charge a copy of the aforementioned Codes upon receipt of a written request. Requests should be addressed to: Secretary, Otix Global, Inc., 4246 South Riverboat Road, Suite 300, Salt Lake City, Utah 84123.

Annual Report on Form 10-K

Our 2009 Annual Report on Form 10-K, containing the audited financial statements as of and for the year ended December 31, 2009, is being sent to stockholders together with this Proxy Statement.

OTIX GLOBAL WILL FURNISH TO STOCKHOLDERS WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, UPON RECEIPT OF WRITTEN REQUEST ADDRESSED TO: SECRETARY, OTIX GLOBAL, INC., 4246 SOUTH RIVERBOAT ROAD, SUITE 300, SALT LAKE CITY, UTAH 84123.

Other

The Board of Directors knows of no other matters to be presented at the Annual Meeting. If any other business properly comes before the Annual Meeting or any adjournment thereof, the proxies will vote on that business in accordance with their best judgment.

By Order of the Board of Directors

Brent H. Shimada

Vice President and Secretary

ANNUAL MEETING OF STOCKHOLDERS OF

OTIX GLOBAL, INC.

May 6, 2010

PROXY VOTING INSTRUCTIONS

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.	COMPANY NUMBER
Vote online/phone until 11:59 PM EST the day before the meeting.	ACCOUNT NUMBER
MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at www.otixglobal.com/2010proxy
i Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone. i

¢ 20230303000000000000 8	050709

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR”

PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN

BLUE OR BLACK INK AS SHOWN HERE  ☒

			FOR	AGAINST	ABSTAIN
1. Election of two directors		2. Ratification of the appointment of PricewaterhouseCoopers, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010.	☐	☐	☐
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	NOMINEES: O Robert W. Miller O Samuel L. Westover
3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●		THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSALS 1 AND 2.

PLEASE MARK, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

¢

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

¢

0                                         ¢

OTIX GLOBAL, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 6, 2010

As an alternative to completing this form, you may enter your vote instruction by telephone at 1-800-PROXIES, and follow the simple instructions. Use the Company Number and Account Number shown on your proxy card.

The undersigned hereby appoints Samuel L. Westover and Michael M. Halloran, or either of them, as Proxies, with full power of substitution, to vote all shares of common stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on May 6, 2010 at 9:00 a.m. MDT at the Company’s headquarters located at 4246 South Riverboat Road, Salt Lake City, Utah 84123 or any adjournments thereof, and upon any and all matters which may properly be brought before the Annual Meeting or any adjournments thereof, hereby revoking all former proxies.

(Continued and to be signed on reverse side.)

¢	14475	¢

ANNUAL MEETING OF STOCKHOLDERS OF

OTIX GLOBAL, INC.

May 6, 2010

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card

are available at www.otixglobal.com/2010proxy

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i Please detach along perforated line and mail in the envelope provided. i

¢ 20230303000000000000 8	050709

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR”

PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN

BLUE OR BLACK INK AS SHOWN HERE  ☒

				FOR	AGAINST	ABSTAIN
1. Election of two directors ☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	NOMINEES: O Robert W. Miller O Samuel L. Westover		2. Ratification of the appointment of PricewaterhouseCoopers, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010.	☐	☐	☐
3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●			THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSALS 1 AND 2.

PLEASE MARK, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

¢

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

¢